SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 29, 2012

DESERT HAWK GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

NEVADA	333-169701	82-0230997
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

7723 North Morton Street, Spokane, WA	99208
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (509) 434-8161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement.

On June 29, 2012, we entered into a Forbearance Agreement with DMRJ Group pursuant to which DMRJ Group granted a limited forbearance period on the payment of the first mandatory prepayment of $1,550,000 under the Investment Agreement dated July 14, 2010, as amended, between the parties.  Pursuant to the Forbearance Agreement the payment due and payable on June 30, 2012, is extended to September 30, 2012, provided that we consummate an equity financing transaction or transactions resulting in aggregate cash proceeds to us of $100,000 by July 5, 2012 and another $100,000 by July 31, 2012.  Subject to these terms, DMRJ Group has agreed to forbear from exercising its rights and remedies with respect to an event of default by virtue of our failure to make the first mandatory prepayment as required under the Investment Agreement.

On June 30, 2012, we entered into an arrangement with Clifton Mining Company and The Woodman Mining Company to delay certain payments required pursuant to the terms of the Amended and Restated Lease and Sublease Agreement dated July 24, 2009, between the Company and these parties, and to extend the declaration date for claims to be voluntarily released under the agreement.  Section 7.1 of the agreement requires the payment of $50,000 for each of the three properties covered by the agreement to be paid on or before July 24, 2012, if the properties have not been placed into production.  The parties have agreed that on or before July 24, 2012, we will pay $50,000 for the annual holding fee for the Kiewit Property, that we will pay $50,000 on or before October 24, 2012 for the annual holding fee for the Clifton Shears-Smelter Tunnel Property; and that we will pay $50,000 on or before December 24, 2012 for the annual holder fee for the Cane Springs Property.  We also agreed to extend to July 15, 2012, the date by which we must give notice of the claims we no longer wish to maintain under the agreement and by august 20, 2012, reimburse the lessors for payments made to the BLM and Toole County for the claims to be retained by us.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in response to Item 1.01 above in regard to the Forbearance Agreement is incorporated into this item.

Item 3.02

Unregistered Sales of Equity Securities.

On June 29, 2012 we issued 80,000 shares of our Series A-2 Preferred Stock to DMRJ Group under the terms of the Forbearance Agreement disclosed in response to Item 1.01 above.  These preferred shares are convertible into shares of our common stock.  They were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(5) and/or Section 4(a)(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.  DMRJ Group was an accredited investor as defined in Regulation D at the time of the transaction.  No underwriting discounts or commissions were paid in connection with the preferred stock transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Desert Hawk Gold Corp.

Date:  July 6, 2012

By  /s/ Robert E. Jorgensen

       Robert E. Jorgensen, CEO

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